SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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                                  June 2, 2000
                Date of Report (Date of earliest event reported)


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                                ACTEL CORPORATION
             (Exact name of registrant as specified in its charter)

        California                   0-21970                  77-0097724
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
           of incorporation)                              Identification Number)

        955 East Arques Avenue
        Sunnyvale, California                                 94086-4533
(Address of principal executive offices)                      (Zip Code)

                                 (408) 739-1010
              (Registrant's telephone number, including area code)


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Not Applicable

             (Former name or former address, if changed since last report)

Item 5.  Other Matters.

         Prosys

         On June 2, 2000, Actel Corporation ("the Company" or "Actel") and Prosys Technology, Inc., a California corporation ("Prosys"), entered into an Agreement and Plan of Reorganization, pursuant to which Actel acquired Prosys by statutory merger. As consideration, Actel paid $6.9 million, the source of which was working capital, and issued 220,518 shares of Actel Common Stock, which were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Additional consideration of up to 159,795 shares of Actel Common Stock may be issued following the achievement of certain milestones over the next 18 months. Actel also assumed all options to purchase Prosys common stock, which became options to purchase 294,000 shares of Actel Common Stock. Actel expects to file a registration statement on Form S-8 under the Securities Act for the shares of Actel Common Stock issuable with respect to the assumed Prosys options within the next 45 days.

         GateField

         On  May  24,  2000,  Actel  and  GateField   Corporation,   a  Delaware
corporation ("GateField"), Idanta Partners, Ltd ("Idanta"), and GateField Acquisition Corporation ("Merger Sub") entered into an Agreement and Plan of Merger. Merger Sub is a wholly-owned subsidiary of Actel that was incorporated solely for the purpose of consummating the proposed merger of Merger Sub with and into GateField, as a result of which GateField would become a wholly-owned subsidiary of Actel (the "Merger"). In the Merger, Actel would pay cash consideration of $5.25 per share of GateField Common Stock not already owned by Actel (approximately 4.5 million shares). Actel would also assume all outstanding GateField stock options. The merger is subject to several conditions, including approval by GateField's stockholders at a special meeting.

         On May 31, 2000, GateField, Actel, Idanta, and Merger Sub entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, Idanta and Actel are required to vote all of their shares of GateField Common Stock for approval of the Merger, which in the aggregate represent approximately 34.6% of the shares of GateField Common Stock outstanding.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

         The following exhibits are filed as part of, or incorporated by reference into, this Current Report on Form 8-K:

               10.1 Agreement  and Plan of  Reorganization  by and between Actel
                    Corporation and Prosys Technology, Inc., Jung-Cheun "Frank" Lien, Sheng "Jason" Feng, Chung Sun, Eddy Huang, and Nan Horng Yeh dated as of June 2, 2000 (the "Prosys Agreement").

               10.2 Amended  And  Restated  Agreement  and Plan of Merger by and
                    among Actel Corporation, GateField Acquisition Corporation, and GateField Corporation dated as of May 31, 2000 (filed as Annex I to GateField Corporation's Definitive Proxy Statement on Schedule 14A (File No. 0-13244) on June 9, 2000, and incorporated herein by this reference).

         Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Prosys Agreement have been omitted. The Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request. The omitted exhibits and schedules are listed below:

            Exhibit A              Form of Investor Representation Statement
            Exhibit B              Form of  Legal Opinion of Counsel to Actel
            Exhibit C              Form of Legal Opinion of Counsel to Prosys
            Schedule 2.1(a)        Customers with Refund and Set-off Rights
            Schedule 2.2(a)        Stockholder List
            Schedule 2.2(b)        Option List
            Schedule 2.4           Governmental and Third Party Consents
            Schedule 2.5           Prosys Financials
            Schedule 2.6           Undisclosed Liabilities
            Schedule 2.7           No Changes
            Schedule 2.8           Tax Returns and Audits
            Schedule 2.10(a)       Leased Real Property
            Schedule 2.10(b)       Liens on Property
            Schedule 2.11(a)       Intellectual Property
            Schedule 2.11(b)       Intellectual Property Licenses
            Schedule 2.11(d)       Beta Software
            Schedule 2.12(a)       Agreements, Contracts and Commitments
            Schedule 2.12(b)       Breaches
            Schedule 2.13          Interested Party Transactions
            Schedule 2.15          Litigation
            Schedule 2.19          Brokers/Finders Fees; Expenses of Transaction
            Schedule 2.20(b)       Employee Benefit Plans and Employees
            Schedule 2.20(d)       Employee Plan Compliance
            Schedule 2.20(g)       Post Employment Obligations
            Schedule 2.20(h)(i)    Effect of Transaction
            Schedule 2.20(h)(ii)   Excess Parachute Payments
            Schedule 2.20(j)       Labor
            Schedule 4.1           Conduct of the Business
            Schedule 5.10          Prosys Affiliate List
            Schedule 6.2(c)        Third Party Consents Required of Actel
            Schedule 6.3(c)        Third Party Consents Required of Prosys



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ACTEL CORPORATION




                 June 17, 2000                     By: /s/ Henry L. Perret
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                                                       Henry L. Perret
                                                  Vice President of Finance
                                                 and Chief Financial Officer